Exhibit 10(xii)

AMENDMENT TO THE ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of November 10, 2010, by and between Montana Mining Corp. (the “Buyer”) which is a corporation incorporated pursuant to the laws of the State of Nevada, Park Capital Management, Inc. (“Seller”) which is a private company incorporated pursuant to the laws of the Province of Saskatchewan, and JBP S.R.L. (formerly JBP S.A.) (“JBP”) which is a private company formed pursuant to the laws of the Dominican Republic, all of the above parties herein collectively referred to as the “Parties” or singularly as a “Party”.

WITNESSETH:

WHEREAS, the Buyer, Seller, and JBP entered into an Asset Purchase Agreement on August 20, 2010 (the “Agreement”), whereby Buyer intends to acquire JBP from Seller in exchange for an agreed upon number of shares of Buyer’s common stock and warrants to purchase shares of Buyer’s common stock, whereby JBP will become a wholly-owned subsidiary of Seller; and

WHEREAS, in order to accommodate certain issues pertaining to the Agreement, the Parties desire to amend the Agreement to (i) correct the name of Seller’s subsidiary from “JBP S.A.” to “JBP S.R.L.” in accord with recent changes in the laws of the Dominican Republic that continued the existence of JBP S.A. as JBP S.R.L. and (ii) extend the date to allow for the closing of the Agreement; and

WHEREAS, pursuant to Article VII Section 7.4. of the Agreement titled Miscellaneous subtitled Entire Agreement; Amendments; Waivers the Parties hereto are permitted to amend the terms of the Agreement pursuant to a written instrument signed by all Parties; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and $10.00 paid by Buyer to Seller, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.     Amendment. The Parties hereto agree to amend the Agreement to correct the name of the Seller’s subsidiary as follows:

1.1   The Parties hereby agree to amend the introductory paragraph of the Agreement in its entirety to delete JBP S.A. from the Agreement and to add JBP S.R.L to the Agreement as follows:

“ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is effective August 20, 2010, by and between Park Capital Management, Inc., a private company formed in the Province of Saskatchewan with offices located at 2398 Scarth Street, Regina, Saskatchewan, S4P 2J7, Canada (“Seller”), and JBP, S.R.L., a company formed in the Dominican Republic, with offices located at Avenida Lope de Vega # 122, Suite 102, Santo Domingo, Dominican Republic (“JBP”), and Montana Mining Corp., a corporation formed in the State of Nevada with offices located at 1403 East 900 South, Salt Lake City, Utah, 84105, U.S.A. (“Buyer”).”

1.2    The Parties hereby agree to amend Article VII Section 7.3. of the Agreement titled Miscellaneous subtitled Notices to delete JBP S.A. from the Agreement and to add JBP S.R.L to the Agreement as follows:

“If to JBP to:                               JBP, S.R.L.

Avenida Lope de Vega # 122

Suite 102

Santo Domingo

Dominican Republic

Attn: Jay Blackmore, President

Phone: (809) 729-2943

                                    Fax:

Email: jayblackmore@gmail.com”

1.3   The Parties hereby agree to amend that part of the Agreement designated for the respective Parties to delete JBP S.A. from the Agreement and to add JBP S.R.L. to the Agreement as follows:

“IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

Park Capital                       JBP  S.R.L.                            Montana Mining Corp.

Management, Inc.

By: _________________      By: _________________      ___________________

Jay Blackmore, President       Jay Blackmore, President       By: Ruairidh Campbell, CEO”

2.     Amendment. The Parties hereto agree to amend the Agreement to extend the date to allow for the closing of the Agreement as follows:

2.1   The Parties hereby agree to amend Article II Section 2.1 titled CLOSING subtitled Closing in its entirety as follows:

“2.1 Closing. The execution and closing of this Agreement will take place at the offices of the Buyer on or before June 30, 2011 (the “Closing”) at which the parties shall make the deliveries provided in this Article 2.”

3.     Conditions of Effectiveness. This Amendment shall be effective as of November 20, 2010 when Buyer has received the counterparts of this Amendment, executed and delivered by Seller and JBP.

4.     Representations and Warranties of Buyer. In order to induce Seller and JBP to enter into this Amendment, Buyer hereby makes the following representations and warranties to Seller and JBP:

4.1.  Corporate Power and Authorization. The Buyer has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

4.2.  No Conflict. Neither the execution and delivery by Buyer of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by Buyer with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which Buyer is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

4.3.  Authorization; Governmental Approvals. The execution and delivery by Buyer of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of Buyer and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.4.  Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

5.     Representations and Warranties of Seller and JBP. In order to induce the Buyer to enter into this Amendment, the Seller and JBP hereby make the following representations and warranties to Buyer:

5.1.  Corporate Power and Authorization. Seller and JBP have the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

5.2.  No Conflict. Neither the execution and delivery by Seller or JBP of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by Seller and JBP with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller or JBP or conflict with any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which Seller or JBP is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

5.3.  Authorization; Governmental Approvals. The execution and delivery by Seller and JBP of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of Seller and JBP and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.4.  Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by Seller and JBP to constitute a legal, valid and binding obligation on the Seller and JBP, enforceable in accordance with its terms.

6.     Amendment to the Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

7.     Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

8.     No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the Agreement, or prejudice any right or remedy that the Parties may have or may have in the future under or in connection with the Agreement, or any instrument or agreement referred to therein. The Parties acknowledge and agree that the representations and warranties contained in the Agreement, and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

9.     Multiple Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any Party's rights under this Amendment it will be necessary to produce only one copy of this Amendment signed by the Party to be charged. A signature sent by legible facsimile shall be deemed an original.

10.   Governing Law. This Amendment will be construed and enforced in accordance with and governed by the laws of the Province of Saskatchewan, without reference to principles of conflicts of law. Each of the Party’s consent to the jurisdiction of the provincial courts whose districts encompass any part of the Province of Saskatchewan in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each of the Party’s hereby agree that if a Party to this Amendment obtains a judgment against it in such a proceeding, the Party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the Party against whom such judgment was obtained, and each Party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each Party to this Amendment irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in the Agreement. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

IN WITNESS WHEREOF each of the Party’s hereto have executed this Agreement as of the date first set forth above.

Park Capital                                    JBP  S.R.L.                                  Montana Mining Corp.

Management, Inc.

By: /s/ Jay Blackmore                         By: /s/ Jay Blackmore              By: /s/ Ruairidh Campbell

Jay Blackmore, President                     Jay Blackmore, President         Ruairidh Campbell, CEO